UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 4, 2009

RealNetworks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-23137	91-1628146
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2601 Elliott Avenue, Suite 1000, Seattle, Washington		98121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(206) 674-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On December 4, 2009, the Arbitrator in the arbitration action between RealNetworks, Inc. ("RealNetworks") and VeriSign, Inc. issued his "Full and Final Reasoned Award" ("Final Award") disposing of all claims pending in the arbitration. In the Final Award, the Arbitrator concluded that RealNetworks is not responsible for any damages to VeriSign. In addition, the Arbitrator reversed his prior determination that RealNetworks committed acts of tortious interference with existing and prospective business relationships and he dismissed VeriSign’s related tortious interference claims. Finally, the Arbitrator determined that VeriSign failed to prove that RealNetworks’ conduct related to VeriSign’s proposed sale of certain business units proximately caused VeriSign any measurable damages. We are pleased with these final decisions of the Arbitrator.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealNetworks, Inc.

December 8, 2009	By:	Robert Kimball

Name: Robert Kimball
Title: Executive VP, Corporate Development and Law, General Counsel and Corporate Secretary